UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2024

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jennifer R. Kneale

On June 24, 2024, the Board of Directors (the “Board”) of Targa Resources Corp (the “Company”) approved the appointment of Jennifer R. Kneale, the Company’s current Chief Financial Officer, to serve as the Company’s President – Finance and Administration, effective as of July 22, 2024. In connection with her new role, the Board approved: (i) an increased annual base salary of $680,000; and (ii) an annual long term incentive award of 500% of Ms. Kneale’s base salary. Ms. Kneale’s increased base salary will be prorated effective as of the date of her promotion. No other terms of Ms. Kneale’s compensation arrangements were modified in connection with this organizational change.

Appointment of William A. Byers

On June 24, 2024, the Board also appointed William A. Byers to serve as the Company’s Chief Financial Officer, effective as of July 22, 2024.

Mr. Byers, age 48, previously served as Chief Financial Officer at Manchester Energy, LLC from June 2022 until June 2024 and Navitas Midstream Partners, LLC from August 2014 until February 2022.

Mr. Byers’ compensation in the role of Chief Financial Officer is comprised of: a base salary of (i) $575,000; (ii) an annual cash incentive compensation target bonus of 100% of his base salary (with a maximum payout of 200% of target); (iii) an annual long term incentive award of 325% of base salary, with prorated current awards for 2024 comprised of 3,500 restricted stock units (“RSUs”) and 3,500 performance stock units (“PSUs”), each granted pursuant to the Second Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan, as amended (the “Plan”) and the form Restricted Stock Unit Award Agreement and the Performance Share Unit Grant Award Agreement the Board has adopted for awards granted pursuant to the Plan. Mr. Byers’ base salary and annual cash incentive compensation will be prorated for 2024 and the RSUs and PSUs will vest at the same time and on the same terms, respectively, as the RSUs and PSUs granted to the Company’s other executive officers in January 2024. As an executive officer of the Company, Mr. Byers will also be eligible to participate in the Company’s Executive Officer Change in Control Severance Program.

There are no understandings or arrangements between Mr. Byers and any other person pursuant to which Mr. Byers was selected to serve as an officer of the Company. There are no relationships between Mr. Byers and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In addition, the Company will enter into its standard form of director and officer indemnification agreement with Mr. Byers (such agreement, the “Indemnification Agreement”). The Company’s form Indemnification Agreement requires the Company to indemnify executive officers to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. This description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed with the Commission as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed November 8, 2010, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Form of Indemnification Agreement between Targa Resources Investments Inc. and each of the directors and officers thereof (incorporated by reference to Exhibit 10.4 to Targa Resources Corp.’s Registration Statement on Form S-1/A filed November 8, 2010 (File No. 333-169277)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: June 24, 2024	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

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